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                                                                  EXHIBIT 99.11

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement of Eaton Vance Municipal Bond Fund L.P. (1933 Act File No. 2-60210) of our report dated January 31, 1997, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Statement of Additional Information.

    We also consent to the references to us under the heading "The Fund's Financial Highlights" appearing in the Prospectus and under the heading "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.


                                                  /s/ DELOITTE & TOUCHE LLP
                                                  -----------------------------
                                                      DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 17, 1997